EXHIBIT 10.11

                            EMPLOYMENT AGREEMENT
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          THIS EMPLOYMENT AGREEMENT, dated as of August 31st, 1998 (this
"Agreement"), by and between theglobe.com, inc., a Delaware corporation (the "Company") and Dean Daniels (the "Employee").

          WHEREAS, the Employee represents that he possesses skills, experience and knowledge that are of value to the Company; and

          WHEREAS, the Company desires to enlist the services and employment of the Employee on behalf of the Company and the Employee is willing to render such services on the terms and conditions set forth herein.

          NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

          1. Employment Term. Subject to the terms and provisions of this Agreement, the Company hereby agrees to employ the Employee and Employee hereby agrees to be employed by the Company for the period commencing on the date of this Agreement and ending on the third anniversary of the date of this Agreement, unless terminated sooner as hereinafter provided (the "Employment Term").

          2. Duties. During the Employment Term the Employee shall serve as Chief Operating Officer of the Company or such other position(s) as may be agreed upon by Company and Employee and shall perform such duties, services and responsibilities incident to such position(s) as determined from time to time by the Board of Directors of the Company (the "Board"). The Employee also agrees to perform such other duties, services and responsibilities as may from time to time be requested by the Board commensurate with the Employee's position(s). In performing such duties hereunder, the Employee will report directly to the Chief Executive Officer and/or the President of the Company.

          The Employee shall devote his full business time, attention and skill to the performance of such duties, services and responsibilities, and will use his best efforts to promote the interests of the Company. The Employee will not, without the prior written approval of the President or Chief Executive Officer of the Company, engage in any other corporate, civic or charitable activity which would interfere with the performance of his duties as an employee of the Company, is in violation of written Company policies, is in violation of applicable law, or would create a conflict of interest with respect to the Employee's obligations as an employee of the Company.

          3. Compensation. In consideration of the performance by the Employee of the Employee's obligations during the Employment Term
(including any services as an officer, director, employee, member of any committee of the Company or any subsidiary, or otherwise), the Company shall compensate the Employee as follows:

          (a) A base salary (the "Base Salary") at an annual rate of not less than $250,000 per year, payable in accordance with the normal payroll practices of the Company then in effect. Over the course of the Employment Term, the Employee will be eligible to receive annual increases in the Base Salary as determined by the Chief Executive Officer and the President of the Company within the guidelines established by the Board of Directors.

          (b) An annual cash bonus of no less than $50,000 (the "Bonus").

          (c) Options to purchase shares of common stock of the Company, in the amounts and under the terms and conditions (including as to timing of vesting) set forth in the stock option attached hereto, which stock option has been duly executed and delivered by the Company and Employee on or prior to the date of this Agreement.

          The Employee shall be solely responsible for taxes imposed on the Employee by reason of any compensation and benefits provided under this Agreement (except those taxes normally borne by the Company) and all such compensation and benefits shall be subject to applicable withholding taxes.

          4. Disability. If the Employee is unable, as reasonably determined by the Chief Executive Officer or President of the Company, to perform his duties, services and responsibilities hereunder by reason of a physical or mental infirmity for a total of 90 calendar days in any twelve-month period during the Employment Term ("Disability"), the Company shall not be obligated to pay the Employee any Base Salary for any period of absence in excess of such 90 calendar days and, in any case, shall be entitled to terminate the Employee's employment hereunder in accordance with Section 7.

          5. Benefits and Stock Options. In addition to the payments described in Section 3 of this Agreement, during the period that the Employee is employed by the Company pursuant to this Agreement, the Employee shall be entitled to participate in any employee benefit plans (including any stock option or similar plans) then in effect for similarly situated employees and receive any other fringe benefits that the Company then provides to similarly situated employees to the extent the Employee meets the eligibility requirements for any such plan or benefit.

          6. Vacations. During the Employment Term the Employee shall be entitled to no less than 15 the number of paid vacation days in each calendar year.

          7. Termination. The Employee's employment with the Company and the Employment Term shall terminate upon the expiration of the Employment Term or upon the earlier occurrence of any of the following events:

          (a) The death of the Employee ("Death").

          (b) The mutual agreement between the Company and the Employee on an early termination date.

          (c) The termination of employment by the Company for Cause. Termination of employment for "Cause" shall mean termination based on: (i) the Employee's material breach of this Agreement, (ii) conduct by the Employee that is fraudulent or unlawful, (iii) gross negligence of or willful misconduct by the Employee which discredits or damages the Company or (iv) willful and repeated failure to perform his duties and such failure to perform adversely affects the Company.

          (d) The termination of employment by the Company for Disability.

          (e) The termination of employment by the Company other than for Cause, Disability or Death.

          8. Termination Payments. If the Employee's employment with the Company terminates for whatever reason, the Company will pay the Employee
(i) any accrued and unpaid Base Salary as of the Termination Date and (ii) an amount to reimburse the Employee for any and all monies advanced or expenses incurred in connection with the Employee's employment for reasonable and necessary expenses incurred by the Employee on behalf of the Company on or prior to the date of termination but not paid to the Employee. If the Employee's employment with the Company terminates pursuant to Section 7(e) hereof, (i) all stock options held by the Employee that have not vested shall automatically vest, (ii) the Company will continue to pay the Employee an amount equal to the Employee's Base Salary (at the rate in effect at the time of termination of employment) for one year following the termination of Employee's employment, and (iii) the Company will pay the Employee an amount in the cash equal to the Bonus in respect of the calendar year in which such termination occurs.

          The foregoing payments upon termination shall constitute the exclusive payments due the Employee upon termination under this Agreement, but shall have no effect on any benefits which may be due the Employee under any plan of the Company which provides benefits after termination of employment, other than severance pay or salary continuation which shall be reduced by the amount of any payment received by the Employee pursuant to this Agreement.

          9.   Employee Covenants.
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          (a) Unauthorized Disclosure. The Employee agrees and understands that in the Employee's position with the Company, the Employee has been and will be exposed to and receive information relating to the confidential affairs of the Company and its subsidiaries and/or affiliates, including but not limited to technical information, intellectual property, business and marketing plans, strategies, customer information, other information concerning the products, promotions, development, financing, expansion plans, business policies and practices of the Company, its subsidiaries and/or affiliates, and other forms of information considered by the Company to be confidential and in the nature of trade secrets. The Employee agrees that during the Employment Term and thereafter, the Employee will keep such information confidential and not disclose such information, either directly or indirectly, to any third person or entity without the prior written consent of the Company. This confidentiality covenant has no temporal, geographical or territorial restriction. Upon termination of this Agreement, the Employee will promptly supply to the Company all property, keys, notes, memoranda, writings, lists, files, reports, customer lists, correspondence, tapes, disks, cards, surveys, maps, logs, machines, technical data or any other tangible product or document which has been produced by, received by or otherwise submitted to the Employee during or prior to the Employment Term. Any material breach of the terms of this paragraph shall be considered Cause.

          (b) Non-competition. By and in consideration of the Company's entering into this Agreement and the payments to be made and benefits to be provided by the Company hereunder, and further in consideration of the Employee's exposure to the proprietary information of the Company, the Employee agrees that the Employee will not, during the Employment Term and for a period of one year thereafter (the "Non-competition Term"), directly or indirectly own, manage, operate, join, control, be employed by, or participate in the ownership, management, operation or control of, or be connected in any manner, including but not limited to holding, the positions of shareholder, director, officer, consultant, independent contractor, employee, partner, or investor, in the case of a termination in any Restricted Enterprise (as defined below); provided that in no event shall ownership of less than 1% of the outstanding equity securities of any issuer whose securities are registered under the 1934 Act, standing alone, be prohibited by this Section 9(b). For purposes of this paragraph, the term "Restricted Enterprise" shall mean any person, corporation, partnership or other entity engaged in the virtual community or portal business. Following termination of this Agreement, upon request, the Employee shall notify the Company of the Employee's then current employment status.

          (c) Non-solicitation. During the Non-competition Term, the Employee shall not interfere with or harm, or intentionally attempt to interfere with or harm, the relationship with the Company or its subsidiaries, or endeavor to entice away from the Company or its subsidiaries, any person who at any time during the Employment Term was an employee or customer of the Company or any of its subsidiaries or otherwise had a material business relationship with the Company or any of its subsidiaries.

          (d) Remedies. The Employee agrees that any breach of the terms of this Section 9 would result in irreparable injury and damage to the Company for which the Company would have no adequate remedy at law; the Employee therefore also agrees that in the event of said breach or any anticipatory breach under applicable law, the Company shall be entitled to an immediate injunction and restraining order to prevent such breach and/or threatened breach and/or continued breach by the Employee and/or any and all persons and/or entities acting for and/or with the Employee, without having to prove damages, and to all costs and expenses, in addition to any other remedies to which the Company may be entitled at law or in equity. The terms of this paragraph shall not prevent the Company from pursuing any other available remedies for any breach or threatened breach hereof, including but not limited to the recovery of damages from the Employee. The Employee and the Company further agree that the provisions of the covenant not to compete are reasonable. The Employee hereby acknowledges that due to the global aspects of the Company's business and competitors it would not be appropriate to include any geographic limitation on this Section 9. Should a court or arbitrator determine, however, that any provision of the covenant not to compete is unreasonable, either in period of time, geographical area, or otherwise, the parties hereto agree that the covenant should be interpreted and enforced to the maximum extent which such court or arbitrator deems reasonable.

          The provisions of this Section 9 shall survive any termination of this Agreement and the Employment Term.

          10. Proprietary Rights. The Employee represents and warrants that all patents, patent applications, rights to inventions, copyright registrations and other license, trademark and trade name rights heretofore owned by the Employee and relating to the business of the Company or any of its subsidiaries have been duly transferred to such corporation.

          11. Non-Waiver of Rights. The failure to enforce at any time the provisions of this Agreement or to require at any time performance by the other party of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect either the validity of this Agreement or any part hereof, or the right of either party to enforce each and every provision in accordance with its terms.

          12. Notices. Every notice relating to this Agreement shall be in writing and shall be given by personal delivery or by registered or certified mail, postage prepaid, return receipt requested.

          13. Binding Effect/Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, personal representatives, estates, successors (including, without limitation, by way of merger) and assigns. Notwithstanding the provisions or the immediately preceding sentence, the Employee shall not assign all or any portion of this Agreement without the prior written consent of the Company.

          14. Entire Agreement. This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, written or oral, between them as to such subject matter. This Agreement may not be amended, nor may any provision hereof be modified or waived, except by an instrument in writing duly signed by the party to be charged.

          15. Severability. If any provision of this Agreement, or any application thereof to any circumstances, is invalid, in whole or in part, such provision or application shall to that extent be severable and shall not affect other provisions or applications of this Agreement.

          16. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without reference to the principles of conflict of laws.

          17. Modifications and Waivers. No provision of this Agreement may be modified, altered or amended except by an instrument in writing executed by the parties hereto. No waiver by either party hereto of any breach by the other party hereto of any provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions at the time or at any prior or subsequent time.

          18. Headings. The headings contained herein are solely for the purposes of reference, are not part of this Agreement and shall not in any way affect the meaning or interpretation of this Agreement.

          19. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by authority of its Board of Directors, and the Employee has hereunto set his hand, the day and year first above written.

                                     Company:
                                     -------

                                     theglobe.com, inc.


                                     By:
                                        ----------------------------------
                                        Stephan Paternot, President


                                     Employee:


                                     -------------------------------------
                                        Dean Daniels

                                                                SCHEDULE 1
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STOCK OPTION
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The Employee shall be granted a stock option (the "Option") to purchase
175,000 shares of Common Stock, with an exercise price per share equal to the fair market value per share of Common Stock as of the date of grant. The Option shall vest with respect to one-third of the shares subject thereto on each of the first 3 anniversaries of the date of grant. The Option shall be subject to the terms and conditions set forth in the Plan, a copy of which has been provided to the Employee.

In the event that the Company's revenues in respect of fiscal year 1998 reach $7 million, the Employee shall also be granted an Option to purchase 25,000 shares of Common Stock, with an exercise price per share equal to the fair market value per share of Common Stock as of the date of grant. The option shall be fully vested upon grant and subject to the terms and conditions set forth in the Plan.

In the event that the Company's revenues in respect of fiscal year 1999 reach $25 million, the Employee shall also be granted an Option to purchase 25,000 shares of Common Stock, with an exercise price per share equal to the fair market value per share of Common Stock as of the date of grant. The option shall be fully vested upon grant and subject to the terms and conditions set forth in the Plan.